FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this "Agreement"), dated as of February 12, 2009, is among Aurora Oil & Gas Corporation, a Utah corporation (the "Borrower"), each Guarantor executing this Agreement, BNP PARIBAS, as administrative agent for the Lenders (in such capacity together with any successors thereto, the "Administrative Agent"), and the Lenders.

RECITALS

WHEREAS, the Borrower, the Administrative Agent and the Lenders entered into that certain Amended and Restated Credit Agreement, dated as of August 20, 2007 (together with all amendments, restatements, supplements or other modifications from time to time made thereto, the "Credit Agreement"), pursuant to which the Lenders have made Loans to the Borrower;

WHEREAS, the Administrative Agent has notified the Borrower that it has suffered certain identified Defaults or Events of Default and failed to comply with certain covenants set forth in the Credit Agreement, with the result being that certain identified Defaults or Events of Default have occurred and are continuing under the Credit Agreement;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders forbear and not waive, but instead refrain from exercising any available rights and remedies in respect of the Designated Defaults (hereinafter defined), and the Administrative Agent and the Lenders are willing to do so but only on the terms, conditions and limitations hereinafter set forth;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. DEFINED TERMS.

Unless expressly defined herein, all defined terms used herein shall have the same meanings as set forth in the Credit Agreement. Section references are to sections in the Credit Agreement unless otherwise noted.

SECTION 2. FORBEARANCE.

2.1 Acknowledgement of Designated Defaults. The Borrower and each Guarantor acknowledges and agrees as follows:

(a) Events of Default have occurred under the Loan Documents, as further described on Schedule I attached hereto (such defaults being collectively referred to herein as the "Designated Defaults");

(b) the Majority Lenders in accordance with, and subject to, the terms of the Loan Documents have the right to accelerate the Loans outstanding under the Credit Agreement and to make demands upon the Borrower and the Guarantors for the payment in full of the Indebtedness for the Designated Defaults; and

(c) as of October 3, 2008, the Administrative Agent sent to the Borrower a Notice of Default which provided that, as a consequence of the Designated Defaults, all Loans shall bear interest at the applicable default rate.

2.2 Period. The Administrative Agent, for itself and on behalf of the Lenders, agrees, subject to the complete satisfaction of all of the conditions precedent set forth in Section 3 hereof, to forbear and refrain during the period from December 31, 2008, until and including April 30, 2009 (the "Forbearance Period") from accelerating any Loans outstanding under the Credit Agreement and taking any other enforcement action under the Loan Documents at law or otherwise, in each case, as a result of the Designated Defaults or the Potential Defaults (as such term is defined in Section 2.4(b) hereof). Nothing contained in this Agreement shall prejudice any rights or remedies that the Administrative Agent or any of the Lenders may have to exercise any rights and remedies during the Forbearance Period with respect to any Defaults or Event of Default (whether now existing or hereafter occurring) other than the Designated Defaults or the Potential Defaults. Moreover, nothing contained in this Agreement shall prejudice any rights or remedies the Administrative Agent or any of the Lenders may have to exercise any rights and remedies with respect to the Designated Defaults or the Potential Defaults (to the extent that any do become an Event of Default) after expiration of the Forbearance Period, and the Administrative Agent and the Lenders shall be under no obligation to extend the Forbearance Period beyond April 30, 2009. The Forbearance Period shall terminate upon the occurrence of any Forbearance Termination Event (as defined below).

2.3 Forbearance Covenants. The Borrower agrees to comply with each of the following covenants:

(a) *Retention of Financial Advisor.* The Borrower has, at its sole expense, retained and employed a financial advisor, Opportune LLP (such financial advisor, or any successor or replacement thereof, the "Financial Advisor"). During the Forbearance Period, the Borrower shall, at its sole expense, continue to retain and employ a Financial Advisor acceptable to the Lenders, such retention to be on terms and conditions reasonably satisfactory to the Administrative Agent. The Borrower shall cooperate (and cause its Subsidiaries to cooperate) in all respects with the Financial Advisor and shall promptly provide to the Financial Advisor such information regarding the operations, business affairs and financial condition of the Borrower and its Subsidiaries as reasonably requested by the Financial Advisor.

(b) [intentionally omitted]

(c) *Detailed Budget; Cash Flow Reports; Other Reports.* During the Forbearance Period, the Borrower shall deliver to the Administrative Agent promptly, on behalf of itself and each Subsidiary, the following information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents: (i) on or before February 20, 2009, an initial 2009 budget, on a consolidated and

consolidating basis, (ii) on or before the 15th of each subsequent calendar month, an updated 2009 budget, a comparison of actual receipts and disbursements to the projected receipts and disbursements in the most recent budget, a variance analysis for such calendar month, and a cumulative variance analysis to such date (with such supporting detail as the Administrative Agent and its financial advisors may reasonably request), (iii) on or prior to the last Business Day of a particular week, aggregate bank and book cash balances relating to the immediately prior week, (iv) on or before February 28, 2009, a restructuring plan developed with the assistance of the Financial Advisor, in a form reasonably satisfactory to the Administrative Agent, detailing, among other things, various strategies, alternatives, and options for raising capital, increasing liquidity and revenue, sale of assets and decreasing costs in order to resolve the Borrowing Base Deficiency, and (v) other information as the Administrative Agent or any Lender may from time to time reasonably request.

(d) *Additional Collateral*. No later than February 18, 2009, the Borrower shall execute and deliver (or cause to be executed and delivered), on behalf of itself and each of its Subsidiaries, additional Security Instruments in form and substance reasonably satisfactory to the Administrative Agent, granting the Administrative Agent, on behalf of the Lenders, a first and prior Lien on:

(i) the Borrower's interest in that certain promissory note (described in Paragraph 4 of the Letter Agreement, dated September 12, 2008, between the Borrower and Presidium Energy, LC ("Presidium")), of Presidium, as maker, and made payable to the Borrower in the original principal amount of Twelve Million Dollars ($12,000,000.00) (the "Presidium Note");

(ii) the Borrower's interest in that certain Agreement for the Purchase and Sale of Limited Liability Company Membership Interests dated as of May 28, 2008, between the Borrower and Presidium as amended by that certain Amendment to Agreement for Purchase and Sale of Limited Liability Company Membership Interests dated July 18, 2008 and as further amended by Letter Agreement dated September 12, 2008 (the "Presidium Agreement") providing for the sale by the Borrower to Presidium of all of the outstanding membership interests of AOK Energy, LLC to Presidium;

(iii) the overriding royalties that were conveyed to the Borrower by Presidium pursuant to Section 2(c) and Section 2(d) of the Presidium Agreement;

(iv) all Liens securing the Presidium Note (including but not limited to those described in Paragraph 6 of the Letter Agreement, dated September 12, 2008, between the Borrower and Presidium) and all supporting obligations (as defined in Section 9.102 of the Texas Business and Commerce Code, including but not limited to the guaranty by AOK Energy, LLC of the Presidium Note described in Subparagraph 6.b. of such Letter Agreement) by additional Security Instruments in form and substance reasonably satisfactory to the Administrative Agent;

(v) the Borrower's interest in that certain Farmout Agreement, dated December 19, 2008, between Presidium and the Borrower covering certain properties located in Clay, Parke, Owen, Vigo and Putnam Counties, Indiana (the "Presidium Farmout Agreement");

(vi) all oil, gas or mineral interests (whether fee mineral interests, leasehold interests, royalty interests, overriding royalty interests, production payments, net profits interests, reversionary interests, working interests and all other properties, rights or interests) that are described or referred to in, or developed under, the Presidium Farmout Agreement or covered by the Presidium Farmout Agreement; provided, however, that the Liens created by said additional Security Instruments will be made subject to the rights and interests of Presidium under the Presidium Farmout Agreement;

(vii) the Borrower's interest in that certain Farmout Agreement, dated October 29, 2008, between Atlas Energy Indiana, LLC ("Atlas") and the Borrower covering certain properties located in Clay, Greene, Owen and Sullivan Counties, Indiana (the "Atlas Agreement"); and

(viii) all oil, gas or mineral interests (whether fee mineral interests, leasehold interests, royalty interests, overriding royalty interests, production payments, net profits interests, reversionary interests, working interests and all other properties, rights or interests) that are described or referred to in, or developed under, the Atlas Agreement or covered by the Atlas Agreement; provided, however, that the Liens created by said additional Security Instruments will be made subject to the rights and interests of Atlas under the Atlas Agreement.

Unless an Event of Default (other than a Designated Default or a Potential Default) has occurred and is continuing, the Borrower shall be entitled to receive and retain, any and all payments made with respect to the Collateral described in this Section 2.3(d) above; provided, however, that (A) notwithstanding the foregoing, the Borrower agrees that to the extent that the Borrower receives any voluntary principal prepayments under, pursuant to, or in connection with, the Presidium Note (i.e., any principal prepayments other than mandatory principal prepayments under the terms of the Presidium Note), the Borrower agrees to hold such prepayments and to promptly pay them over to the Administrative Agent in the same form as received by the Borrower (with any necessary endorsement) to be held as Collateral by the Administrative Agent, and (B) to the extent that the Borrower receives any payments with respect to the Collateral specifically described in this Section 2.3(d) above that the Borrower is entitled to retain pursuant to the terms and conditions of this Section 2.3(d), then the Borrower hereby agrees to apply such payments to the payment of debts, liabilities and other obligations of the Borrower arising solely and exclusively in the ordinary course of business.

(e) *February 28, 2009 Mortgages.* No later than February 23, 2009, the Borrower shall execute and deliver (or cause to be executed and delivered), on behalf of itself and each of its Subsidiaries, additional Security Instruments in form and substance reasonably satisfactory to the Administrative Agent (collectively, the "Designated Security Instruments"),

granting the Administrative Agent first and prior Liens on all mineral interests, oil and gas, or oil, gas and mineral leases now owned or hereafter acquired by the Borrower and each of its Subsidiaries in properties (i) specified in Schedule II hereof located in Indiana including, without limitation, the lands located in Daviess, Knox, Lawrence, Warrick and Spencer Counties, Indiana (collectively, the "Specified Indiana Properties"), (ii) specified in Schedule III hereof located in Kentucky including, without limitation, the lands located in Meade, Breckinridge and Hardin Counties, Kentucky (collectively, the "Specified Kentucky Properties"), and (iii) specified in Schedule IV hereof located in Michigan (collectively, the "Specified Michigan Properties" and, together with the Specified Indiana Properties and the Specified Kentucky Properties, the "Specified Properties"). If all or a portion of the Specified Properties are subject to farmout agreements with unaffiliated third parties on or before February 28, 2009, such mortgage Liens affecting that portion of the properties subject to the farmout agreements will be made subject to the rights of such third parties under the farmout agreements, and shall permit the Borrower to make assignments to the third parties who have the right to the same, upon proper payment or performance under the terms of the farmout agreements. The Administrative Agent agrees to hold such executed and delivered Designated Security Instruments and not to file them with the applicable recordation offices until the earlier of (x) the termination of the Forbearance Period and (y) February 28, 2009. The Borrower hereby agrees to promptly deliver to the Administrative Agent a schedule detailing each of the real properties by their respective county and State that grant, convey or otherwise provide to the Borrower or any of its Subsidiaries with any Hydrocarbon Interests, together with a reasonable description of such real property and the agreement, contract, permit, document, instrument or lease which grants, conveys or otherwise provides the Borrower with such interests. The Borrower hereby agrees to promptly, but in no event later than five (5) calendar days from the date hereof, provide the Administrative Agent with all information necessary to fully complete Schedule IV hereof, including without limitation, the prospects, gross acres and net acres of each Specified Michigan Property.

(f) *Sale of Assets.* The Borrower shall not, and shall not permit any Subsidiary to, without the prior written approval of the Administrative Agent, farmout any of its assets. Expressly subject to the immediately preceding sentence, the Borrower shall not, and shall not permit any Subsidiary to, without the prior written approval of the Administrative Agent, sell, assign, lease, farm-out, convey or otherwise transfer any of its assets except in the ordinary course of business; provided, that except with respect to sales of Hydrocarbons in the "ordinary course of business" as such term is used and applied under the Credit Agreement, and except as hereinafter provided in this Section 2.3(f), a sale of assets for more than Two Hundred Thousand Dollars ($200,000.00) shall be deemed for purposes hereof to be out of the ordinary course of business. The Borrower shall, on behalf of itself and each Subsidiary, promptly upon receipt, provide the Administrative Agent with notice of any unwritten or written expressions of interest with respect to the purchase of any assets of the Borrower or any of its Subsidiaries for an amount, singularly, or in the aggregate, in excess of the sum of Two Million Dollars ($2,000,000.00). Notwithstanding the foregoing, during the Forbearance Period, the Borrower shall have the right to sell either the membership units of, or the assets of, Bach Services and Manufacturing Co, LLC; provided, that the Borrower hereby agrees to promptly pay over to the Administrative Agent all net proceeds from such sale or sales.

(g) *Accounting Reports.* During the Forbearance Period, the Borrower shall deliver to the Administrative Agent, on behalf of itself and each Subsidiary, promptly after any

request by the Administrative Agent or its financial advisor or legal counsel, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or other governing body or the audit committee of the board of directors or such other governing body) of any Loan Party by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them.

(h) *Calls with Administrative Agent and Lenders.* During the Forbearance Period, the Borrower and its advisors, including its Financial Advisor, shall participate in a weekly conference call with the Administrative Agent, the Lenders and their advisors during which call a Financial Officer of the Borrower shall provide the Administrative Agent with an update on restructuring, sale prospects and cost reduction efforts.

(i) [intentionally omitted]

(j) *Liquidity Covenant.* The Borrower shall maintain at all times during the Forbearance Period a liquidity position of at least $4,000,000. For purposes of this Agreement, "liquidity" shall mean the sum of Borrower's total assets that are cash and cash equivalents that are not pledged, hypothecated, subject to rights of offset or otherwise restricted, except those Liens held by the Administrative Agent on behalf of the Lenders.

(k) *Other Information.* The Borrower and the Financial Advisor shall deliver to the Administrative Agent promptly, on behalf of itself and each Subsidiary, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

(l) *Second Lien Lenders' Consent.* By no later than February 23, 2009, the Borrower shall have obtained the consent of the Second Lien Lenders to defer until no earlier than the termination of the Forbearance Period, the payment to the Second Lien Lenders of the scheduled interest payment payable on February 24, 2009 pursuant to the Second Lien Agreement.

2.4 <u>Forbearance Termination Events</u>. Each of the following events shall constitute a "<u>Forbearance Termination Event</u>":

(a) The failure of the Borrower, a Subsidiary or any Guarantor to observe or perform any term, covenant, condition or agreement applicable to it contained in this Agreement or the failure of any representation or warranty made in this Agreement to be true and correct in all material respects when made; or

(b) The occurrence of any Event of Default under the Credit Agreement or any other Loan Document, other than the occurrence or continuation of (i) an Event of Default that constitutes a Designated Default or (ii) an Event of Default under Section 10.01(e) of the Credit Agreement that may arise from Borrower's failure to comply with its obligations under (A) Section 8.18 of the Credit Agreement, (B) Section 9.01 of the Credit Agreement, and (C) Section 9.02(i) of the Credit Agreement, in each case, for the first quarter of 2009 (any such Event of Default under Section 2.4(b)(ii) hereof, a "<u>Potential Default</u>").

2.5 Remedies Upon Occurrence of a Forbearance Termination Event. The Borrower and each Guarantor acknowledges and agrees that upon the earlier of (i) the occurrence of a Forbearance Termination Event and three (3) Business Days' notice thereof from the Administrative Agent to the Borrower, or (ii) April 30, 2009, the Forbearance Period shall terminate without the need for any further action by, or notice being due from, the Administrative Agent or any of the Lenders. Further, upon the termination of the Forbearance Period as provided in the preceding sentence of this Section 2.5, the Administrative Agent and each of the Lenders shall be entitled (but not required) to exercise any or all of their rights and remedies under and in accordance with the Loan Documents or applicable law as a result of the Designated Defaults, the Potential Defaults and/or any other Defaults or Events of Default under the Loan Documents.

SECTION 3. CONDITIONS PRECEDENT.

In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Agreement is subject to the following conditions precedent:

3.1 Execution of this Agreement. The Administrative Agent shall have received counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Administrative Agent and each of the Lenders.

3.2 Fees and Expenses. The Administrative Agent and/or the Lenders, as appropriate, shall have received payment of all reasonable fees, costs and expenses incurred by the Administrative Agent and the Lenders in connection with this Agreement, including, but not limited to, such reasonable in-house and outside-retained attorney's fees, costs and expenses incurred in connection with the evaluation, negotiation, drafting, implementation, administration and enforcement of this Agreement, and any other agreements, documents or instruments referred to herein or contemplated hereby to the extent invoiced.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

The Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders that:

4.1 This Agreement. This Agreement has been duly executed and delivered by the Borrower and the Guarantors and constitutes the legal, valid and binding obligation of the Borrower and the Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.2 Credit Agreement. Except as expressly provided in this Agreement, the Credit Agreement and each of the Loan Documents remain in full force and effect and remain the valid and binding obligation of the Borrower and the Guarantors enforceable against the Borrower and the Guarantors in accordance with their terms. The Borrower and each Guarantor hereby ratifies and confirms the Credit Agreement and each of the Loan Documents to which it is a party, as they may have been previously amended and as they may be further modified by this Agreement.

4.3 Representations of Borrower. All representations and warranties of the Borrower and the Guarantors set forth in the Loan Documents are true and correct in all material respects as of the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties are true and correct as of such specified earlier date.

4.4 Nonwaiver. Except as set forth herein, the execution, delivery, performance and effectiveness of this Agreement shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of the Administrative Agent or any of the Lenders under the Credit Agreement or any of the other Loan Documents (ii) of any other term, provision, representation, warranty or covenant contained in the Credit Agreement, any other Loan Documents or any other instruments or documents executed in connection therewith. Further, except as set forth herein, none of the provisions of this Agreement shall constitute, be deemed to be or construed as, a waiver of any Defaults or Events of Default under the Credit Agreement, as amended by this Agreement. Except as set forth herein, any Defaults and/or Events of Default (including, without limitation, the Designated Defaults and the Potential Defaults) shall continue and shall not be deemed waived or cured in any way by the execution of this Agreement.

4.5 Defaults. After giving effect to the terms of this Agreement, except for the Designated Defaults and the Potential Defaults, no event has occurred or is continuing which, with the giving of notice or the passage of time, or both, would constitute a Default or Event of Default under any of the Loan Documents.

4.6 Third-Party Actions. No attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or actions pursuant to any other debtor relief laws are pending against the Borrower or any Guarantor.

4.7 Merger of Certain Obligors. As of January 1, 2008, each of Aurora Antrim North, L.L.C. and Aurora Energy, Ltd. was merged or consolidated into the Borrower and, as a result of their respective mergers or consolidations into the Borrower, both Aurora Antrim North, L.L.C. and Aurora Energy, Ltd. ceased after such date to exist as a Person under the laws of their respective jurisdictions of formation.

SECTION 5. ADDITIONAL AGREEMENTS.

5.1 Revocation of Certain Notices. The Administrative Agent and each Lender hereby agree that, subject to the complete satisfaction of all of the conditions precedent set forth in Section 3 hereof:

(a) the Notice of Termination of Commitments and Acceleration; Demand for Immediate Payment of Obligations; and Reservation of Rights, dated (and delivered on) February 6, 2009 from the Administrative Agent to the Borrower and the Guarantors is hereby rescinded; and

(b) the Administrative Agent, on behalf of itself and each Lender, shall promptly after the date hereof, advise the Term Administrative Agent (as such term is defined in the Intercreditor Agreement, the "Term Administrative Agent") that the Notice of Intent to

Exercise and Enforce Rights, dated (and delivered on) February 6, 2009 from the Administrative Agent to the Term Administrative Agent is hereby rescinded.

5.2 Phase I Environmental Site Assessment Reports Fees, Costs and Expenses. The Borrower and each Guarantor hereby agrees to promptly pay or reimburse the Administrative Agent and the Lenders for all of their costs and expenses incurred in connection with the investigation, preparation, execution and delivery of any Phase I environmental site assessment report requested by the Administrative Agent relating to (a) any Specified Property and (b) any Mortgaged Property, in each case (x) so long any such Property is producing Hydrocarbons, and/or is being operated for the extraction of Hydrocarbons and (y) including without limitation, all costs, fees and expenses of the Administrative Agent's environmental consultant responsible for the investigation, preparation, execution and delivery of all such reports. The provisions set forth in this Section 5.2 shall survive the foreclosure, termination or expiration of this Agreement, the Credit Agreement and the other Loan Documents and the repayment and performance of the Obligations (and all other amounts payable) under such documents.

5.3 Mutual Agreement; Legal Consultation. The Borrower, the Guarantors, the Administrative Agent and each of the Lenders have read and understand this Agreement, have consulted with and been represented by legal counsel in connection herewith, and have been advised by their counsel of their rights and obligations hereunder. The decision by each signatory to enter into this Agreement is a fully informed decision, and each such signatory is aware of all legal and other ramifications of such decision.

SECTION 6. CONFIDENTIALITY.

6.1 Confidentiality. The Administrative Agent and each Lender (each a "Receiving Party" and collectively the "Receiving Parties") agrees to keep confidential all non-public information provided to it by the Borrower, its agents or advisors, or any of its Subsidiaries pursuant to this Agreement; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Affiliate thereof, so long as such Affiliate is informed of the confidential nature of the information and instructed to keep such information confidential pursuant to this Section, (b) to any Participant or assignee of the Loans (each, a "Transferee") or prospective Transferee, so long as such Transferee is informed of the confidential nature of such information and instructed to keep such information confidential pursuant to this Section, (c) to any of its employees, directors, agents, attorneys, accountants, and other professional advisors, so long as such Person is informed of the confidential nature of the information and instructed to keep such information confidential pursuant to this Section, (d) upon the request or demand of any Governmental Authority having jurisdiction over it, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any requirement of law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed other than in breach of this Section, (h) in connection with the exercise of any remedy hereunder or under any other Loan Document, (i) with the Borrower's consent, or (j) that becomes available to the Administrative Agent and the Lenders on a non-confidential basis from a source other than the Borrower.

Notwithstanding anything to the contrary set forth herein, the obligations of confidentiality contained herein, as they relate to any of the transactions that occur in connection with the Credit Agreement and the other Loan Documents (the "Transactions"), shall not apply to the tax structure or tax treatment of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to each of the undersigned relating thereto, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the tax structure and tax treatment of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to each of the undersigned relating thereto; provided, however, that the privilege of each of the undersigned and its representatives to maintain the confidentiality of communications relating to the Transactions, including privileged communications with an attorney or with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not waived or intended to be affected by the foregoing. The preceding sentence is intended to cause the Transactions not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the United States Department of the Treasury regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each undersigned acknowledges that it has no proprietary or exclusive rights to any tax concept, tax matter or tax idea related to the Transactions.

SECTION 7. MISCELLANEOUS.

7.1 Reference to and Effect on the Credit Agreement. Each of the parties agrees that this Agreement is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Credit Agreement, as it may be amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as it may be amended hereby.

7.2 Status of Loan Documents; No Novation. Except as otherwise expressly provided in this Agreement, and both during, and following the expiration of, the Forbearance Period, the Loan Documents and the Indebtedness shall remain in full force and effect, and shall not be waived, modified, superseded or otherwise affected by this Agreement, except as expressly set forth herein. This Agreement is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Loan Documents, except as expressly set forth herein. The Administrative Agent and each of the Lenders reserve all rights, claims and remedies that they have or may have against the Borrower or the Guarantors (or any other Person), except as expressly set forth in this Agreement.

7.3 RELEASE. IN CONSIDERATION OF THIS AGREEMENT AND, SUBJECT TO THE CONDITIONS STATED HEREIN, THE BORROWER AND EACH GUARANTOR HEREBY RELEASES, ACQUITS, FOREVER DISCHARGES, AND COVENANTS NOT TO SUE, THE ADMINISTRATIVE AGENT AND EACH OF THE

LENDERS, ALONG WITH ALL OF THEIR BENEFICIARIES, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SERVANTS, ATTORNEYS AND REPRESENTATIVES, AS WELL AS THEIR RESPECTIVE HEIRS, EXECUTORS, LEGAL REPRESENTATIVES, ADMINISTRATORS, PREDECESSORS IN INTEREST, SUCCESSORS AND ASSIGNS (EACH INDIVIDUALLY, A "<u>RELEASED PARTY</u>" AND COLLECTIVELY, THE "<u>RELEASED PARTIES</u>") FROM ANY AND ALL CLAIMS, DEMANDS, DEBTS, LIABILITIES, SUITS, OFFSETS AGAINST THE INDEBTEDNESS EVIDENCED BY THE LOAN DOCUMENTS AND ACTIONS, CAUSES OF ACTION OR CLAIMS FOR RELIEF OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED BY BORROWER OR ANY GUARANTOR, WHICH BORROWER, ANY GUARANTOR OR ANY SUBSIDIARY MAY HAVE OR WHICH MAY HEREAFTER ACCRUE RELATED TO ANY ACTIONS OR FACTS OCCURRING PRIOR TO THE DATE OF THIS AGREEMENT AGAINST ANY RELEASED PARTY, FOR OR BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER OCCURRING ON OR PRIOR TO THE DATE OF THIS AGREEMENT, WHICH RELATE TO, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, THE CREDIT AGREEMENT, ANY NOTE, ANY SECURITY INSTRUMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS EVIDENCED THEREBY, INCLUDING, WITHOUT LIMITATION, ANY DISBURSEMENTS UNDER THE CREDIT AGREEMENT, ANY NOTES, THE NEGOTIATION OF ANY OF THE CREDIT AGREEMENT, THE NOTES, THE SECURITY INSTRUMENTS OR THE OTHER LOAN DOCUMENTS, THE TERMS THEREOF, OR THE APPROVAL, ADMINISTRATION, ENFORCEMENT OR SERVICING THEREOF. THE PROVISIONS SET FORTH IN THIS SECTION 7.3 SHALL SURVIVE THE FORECLOSURE, TERMINATION OR EXPIRATION OF THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE REPAYMENT AND PERFORMANCE OF THE OBLIGATIONS (AND ALL OTHER AMOUNTS PAYABLE) UNDER SUCH DOCUMENTS.

7.4 <u>Modification</u>. Any amendments or modifications of this Agreement or any provision of this Agreement shall be effectuated in accordance with Section 12.02 of the Credit Agreement.

7.5 <u>Limitation on Relationship</u>. This Agreement and the Loan Documents do not and shall not be deemed or construed to create, a partnership, tenancy in common, joint tenancy, joint venture, co-ownership or any other relationship aside from a debtor-creditor relationship among, the Borrower, any Guarantor, the Administrative Agent and any Lender.

7.6 <u>Notices</u>. Any notice required or desired to be served, given or delivered hereunder shall be given in the manner provided in Section 12.01 of the Credit Agreement, mutatis mutandis.

7.7 <u>Severability</u>. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

7.8 Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile signature or other electronic means (i.e., PDF or similar transmission) with hard copy to follow, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

7.9 Headings. The various headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

7.10 **GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL; ETC**. THE PROVISIONS OF SECTION 12.09 OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AGREEMENT.

7.11 Construction; Integration. This Agreement has been freely negotiated by the parties and the principle of construction against draftsmen shall have no application in the interpretation of this Agreement. No term or provision of this Agreement shall be construed to confer a benefit upon, or grant a right, remedy or privilege to, any Person other than the parties hereto.

7.12 THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

AURORA OIL & GAS CORPORATION

By: William W Deneau
Name: WILLIAM W. DENEAU
Title: CEO

HUDSON PIPELINE & PROCESSING CO., LLC

By: Aurora Oil & Gas Corporation, its sole manager

By: William W Deneau
Name: WILLIAM W. DENEAU
Title: CEO

BNP PARIBAS, as Administrative Agent and as a Lender

By: ____________________
Name: Douglas R. Liftman
Title: Managing Director

By: ____________________
Name: Betsy Jocher
Title: Director

COMERICA BANK, as a Lender

By: ____________________
Name: ____________________
Title: ____________________

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: ____________________
Name: ____________________
Title: ____________________

CIT CAPITAL USA INC., as a Lender

By: ____________________
Name: ____________________
Title: ____________________

BNP PARIBAS, as Administrative Agent and as a Lender

By: ____________________
Name: ____________________
Title: ____________________

By: ____________________
Name: ____________________
Title: ____________________

COMERICA BANK, as a Lender

By: Robin Kain
Name: Robin Kain
Title: Vice-President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: ____________________
Name: ____________________
Title: ____________________

CIT CAPITAL USA INC., as a Lender

By: ____________________
Name: ____________________
Title: ____________________

BNP PARIBAS, as Administrative Agent and as a Lender

By: ____________________
Name: ____________________
Title: ____________________

By: ____________________
Name: ____________________
Title: ____________________

COMERICA BANK, as a Lender

By: ____________________
Name: ____________________
Title: ____________________

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: [signature]
Name: Scott D Randle
Title: Vice President

CIT CAPITAL USA INC., as a Lender

By: ____________________
Name: ____________________
Title: ____________________

BNP PARIBAS, as Administrative Agent and as a Lender

By: ______________________
Name: ______________________
Title: ______________________

By: ______________________
Name: ______________________
Title: ______________________

COMERICA BANK, as a Lender

By: ______________________
Name: ______________________
Title: ______________________

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: ______________________
Name: ______________________
Title: ______________________

CIT CAPITAL USA INC., as a Lender

By: [signature]
Name: George E. McKean
Title: Vice President

SCHEDULE I

DESIGNATED DEFAULTS

1. The Defaults or Event of Defaults under Section 9.12 of the Credit Agreement arising from Borrower's failure to obtain the consent of the Lenders to the farm-out arrangement of the Woodford Properties.

2. The Defaults or Event of Defaults under Section 10.01(a) of the Credit Agreement arising from Borrower's failure to make payments due on August 18, 2008, September 18, 2008 and October 19, 2008, in respect of a Borrowing Base Deficiency in an amount of $6,648,333.33, as required by Section 3.2(f) of that certain Forbearance Agreement and Amendment No. 1 to Credit Agreement, dated June 2, 2008, among Aurora Oil & Gas Corporation, BNP Paribas, the Lenders and the Secured Swap Providers (the "2008 Forbearance Agreement").

3. The Defaults or Event of Defaults under Section 10.01(g) and (h) of the Credit Agreement arising from the Swap Termination Value in excess of $500,000 in respect of various Swap Agreements and the nonpayment by Borrower of such termination payment due in the amount of $2,221,445.73.

4. The Defaults or Event of Defaults under Sections 10.01(e) of the Credit Agreement arising from Borrower's failure to comply with its obligations under Section 8.14, 8.18 and 9.01 of the Credit Agreement for the second and third quarters of 2008, as acknowledged by the Borrower in the 2008 Forbearance Agreement, and for the fourth quarter of 2008.

5. The Defaults or Event of Defaults under Sections 10.01(e) of the Credit Agreement arising from Borrower's failure to comply with its obligations under Section 9.02(i) of the Credit Agreement for the fourth quarter of 2008.

6. The Defaults or Event of Defaults under Sections 10.01(e) of the Credit Agreement arising from Borrower's failure to comply with its obligations under Section 8.01(a) of the Credit Agreement for the year ending December 31, 2008.

7. The Defaults or Event of Defaults under Section 10.01(g) of the Credit Agreement arising from Borrower's failure to comply with Sections 8.14, 8.18 and 9.01 of the Second Lien Term Loan Agreement, as acknowledged by the Borrower in the 2008 Forbearance Agreement, and as such Defaults and such Events of Default continued into the fourth quarter of 2008 and the first quarter of 2009.

SCHEDULE II

Specified Indiana Properties

Prospect	County	Gross Acres	Net acres
Big Mac	Jasper	10,626.95	7,970.21
Big Mac	Newton	400.75	300.56
Big Mac	Pulaski	21,916.37	16,437.28
Big Mac Offset	Jasper	962.75	962.75
Big Mac Offset	Newton	4,738.20	4,738.20
Big Mac Offset	White	399.40	399.40
Carbon	Clay	29,111.45	29,111.45
Carbon	Parke	24,221.18	24,221.18
Carbon	Putnam	1,749.92	1,749.92
Carbon	Owen	74.68	74.68
Carbon	Vigo	227.75	227.75
Carbon #2	Clay	8,842.06	8,842.06
Charlotte River	LaPorte	100.00	100.00
Corner #1 #2	Montgomery	36,668.33	18,334.17
Corner #1 #2	Putnam	23,503.79	11,751.90
Corner #1 #2	Hendricks	4,104.10	2,052.05
Corner #1 #2	Boone	27.00	13.50
Corner -C	Fountain	226.08	226.08
Corner -C	Parke	558.39	558.39
Corner -C	Putnam	1,089.13	1,089.13
East Bedford	Lawrence	27,470.94	27,470.94
East Bedford	Jackson	432.80	432.80
East Bedford	Washington	2,542.56	2,542.56
Gazelle	LaGrange	3,332.93	3,332.93

Prospect	County	Gross Acres	Net acres
Gifford	Jasper	4,173.74	2,086.87
Grand River	Elkhart	220.00	220.00
Indian Creek	Pulaski	1,493.46	1,493.46
Indian Creek	White	3,620.07	3,620.07
Jillian	Harrison	222.36	222.36
Jillian	Johnson	32.00	32.00
Jillian	Washington	724.54	724.54
Jillian	Orange	2,088.58	2,088.58
Jillian	Floyd	9.04	9.04
Jillian	Lawrence	407.80	407.80
South Knox Project	Knox	43,538.25	43,538.25
South Knox (ElPaso)	Daviess	707.84	35.39
South Knox Offset	Knox	1,073.34	483.00
North Knox (ElPaso)	Knox	1,255.42	62.77
North Knox (ElPaso)	Daviess	131.70	6.59
North Knox Offset	Knox	5,622.06	2,529.93
Lincoln	Dubois	3,530.87	3,530.87
Lincoln	Pike	207.50	207.50
Lincoln	Warrick	19,322.61	19,322.61
Little Pigeon	Spencer	35,795.34	35,795.34
Perry Offset	Monroe	2,363.15	2,363.15
Phoenix	Daviess	117,329.21	5,866.46
Phoenix	Dubois	29,221.96	1,461.10
Phoenix	Martin	24,909.52	1,245.48
Phoenix	Knox	19,508.15	975.41
Piot	Pike	6,614.11	1,926.69

Prospect	County	Gross Acres	Net acres
Pleasant Run	Lawrence	11,166.10	11,166.10
Pleasant Run	Jackson	1,874.07	1,874.07
Rogue River	St Joseph	70.00	70.00
Silverwood	Warren	10,455.89	10,455.89
Silverwood	Benton	7,616.46	7,616.46
South Lyons	Greene	4,696.97	801.42
Sovi	Vigo	296.28	296.28
Wabash #1, #2, #3	Clay	27,413.95	17,662.81
Wabash #1, #2, #3	Sullivan	2,479.15	1,597.32
Wabash #1, #2, #3	Owen	11,155.06	7,187.21
Wabash #1, #2, #3	Greene	81,574.45	52,558.42
White Tail	DeKalb	10,706.09	10,706.09
Yellow River	Marshall	1,734.52	1,734.52

SCHEDULE III

Specified Kentucky Properties

Prospect	County	Gross Acres	Net acres
Bomba	Ohio	148.00	148.00
Bomba	Grayson	2,444.73	2,444.73
Grayson Offset	Grayson	115.40	115.40
Cedar Creek	Meade	32,629.96	8,157.49
Eastview	Hardin	29,765.75	7,441.44
Gaston	Breckinridge	63,053.25	63,053.25
Cedar Creek	Breckinridge	24,764.24	6,191.06

SCHEDULE IV

Specified Michigan Properties

Prospect	County	Gross Acres	Net acres
Red Run	Allegan	12,569.03	6,074.61
2000 Antrim	Arenac	34,601.15	34,601.15
2000 Antrim	Bay	50.00	50.00
Almira	Benzie	7,562.99	1,512.60
Joyfield	Benzie	1,550.76	310.15
Pioneer	Benzie	5,002.53	1,000.51
Weldon	Benzie	5,425.41	1,085.08
Bows Lake	Charlevoix	6.25	6.25
Deer Mountain	Charlevoix	1,016.76	1,016.76
Deer Mountain Offset	Charlevoix	90.00	90.00
Iron	Charlevoix	9,364.51	9,364.51
Lance Lake	Cheboygan	143.58	143.58
Hartwick Pines	Crawford	5,009.99	2,505.00
Maple Forest #35	Crawford	356.21	178.11
Green Lake	Grand Traverse	365.82	73.16
Almira	Grand Traverse	872.16	174.43
Oliver 13/18	Kalkaska	2,520.33	1,260.17
Leelanau	Leelanau	541.06	108.21
Bellefluer	Manistee	444.55	88.91
Pioneer 25/36	Missaukee	880.00	440.00
Montmorency Offset	Montmorency	390.00	78.00
1500 Antrim	Oscoda	19,842.02	9,589.65

Prospect	County	Gross Acres	Net acres
Big Bear Lake	Otsego	40.10	38.90
Black Bear Ash	Otsego	88.81	88.81
Black Bear Jewell	Otsego	131.14	131.14
Mason	Otsego	213.32	213.32